Exhibit 99.1

CHANGES TO ITS EXECUTIVE OFFICERS

Dublin, 25 April 2024

Alternus Energy Group Plc (OSE: ALT) (“AEG”) today announces the resignation of Joseph E. Duey from his position as Chief Financial Officer of AEG and as Chief Financial Officer of its majority owned subsidiary, Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“ALCE”), to be effective as of April 30, 2024. ALCE will be filing a Current Report on Form 8-K with the US Securities and Exchange Commission available at www.sec.gov .

Mr. Duey has advised the Company that his decision to step down from the role of Chief  Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices and that he is pursuing outside interests not in the renewable energy industry. Mr. Duey will be available to the Company as a part time consultant until May 31, 2024 to provide transitional services and otherwise assist as needed.

The Company expresses its sincere appreciation to Mr. Duey for his service and dedication to the Company during his time as CFO of AEG and CFO of ALCE.

With Mr. Duey's departure, both AEG and ALCE will continue its business operations as usual, and Vincent Browne, AEG and ALCE’s current CEO and Chairman of the Board will be appointed as interim CFO.

DISCLOSURE REGULATION This information is subject to the disclosure requirements pursuant to section 5-12 of the Norwegian Securities Trading Act.

ENDS